Exhibit 10.8

AGREEMENT TO CONVERT DEBT

          This Agreement to Convert Debt (this “Agreement”) is made as of July (Q 2010 (the “Effective Date”) by and among Inseat SoUitions LLC, a California Limited Liability Company (“Inseat”), and AuraSound, inc., a Nevada corporation.

RECITALS

          A.            Pursuant to certain promissory notes and other debt set forth in the aggregate on Schedule I attached hereto, as of July /£, 2010, the Company owes InSeat, in principal and accrued interest, the total sum of 51,957,040 (the “Debt Amount”).

          B.             InSeat lias agreed to convert the Debt Amount into securities of the Company in accordance with this Agreement.

          NOW, THEREFORE, InSeat and the Company agree as follows:

AGREEMENT

          1.              Issuance of Securities and Cancellation of Debt.

          (a)             Securities to be Issued. InSeat agrees to accept, and the Company agrees to issue to InSeat, as full and final payment of the Debt Amount, 326,173 shares (the “Shares”) of the Company's $0.01 par value per share common stock (“Common Stock”), and a five-year warrant, in the form attached hereto as Exhibit A, to purchase 2,243,724 shares of Common Stock at an exercise price of $0.50 per share (the “Warrant”), after giving effect to a 6-for-l reverse split of the Company's issued and outstanding and authorized Common Stock to occur on the Effective Date.

          (b)             Exchange of Documents. A certificate representing the Shares and the Warrant shall be delivered to InSeat as soon as commercially practicable after the Effective Date. Upon receipt of the Shares and the Warrant, (i) InSeat will return to the Company for cancellation on its books and records all the original executed promissory notes and other debt aggregated on Schedule I hereto, and (ii) the Company shall record the payment of the Debt Amount on its books and records.

          2.               Representations by Company.

            The Company hereby represents and warrants to InSeat as follows:

                    (i)       The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada.

                    (ii)      The Company has all requisite power and authority (corporate or otherwise) to execute, deliver and perform this Agreement and the transactions contemplated hereby, and the execution, delivery and performance by the Company of this Agreement has been duly authorized by all requisite action by the Company and this Agreement, when executed and delivered by the Company, constitutes a valid and binding obligation of {he Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at Jaw or in equity).

                    (iii)     The execution, delivery and performance by the Company of this Agreement have been duly authorized by all requisite corporate action of the Company; and this Agreement has been duly executed and delivered by the Company.

                    (iv)     The Shares and, when issued, the shares issuable upon exercise of the Warrant (the “Warrant Shares”), will be duly and validly issued, fully paid and nonassessable, and free of any Hens or encumbrances.

              3.           Representations by lnSeat

            InSeat hereby represents and warrants to the Company as follows:

                    (i)       InSeat has all requisite power and authority (corporate or otherwise) to execute, deliver and perform this Agreement and the transactions contemplated hereby, and the execution, delivery and performance by InSeat of this Agreement has been duly authorized by all requisite action by InSeat and this Agreement, when executed and delivered by InSeat, constitutes a valid and binding obligation of InSeat, enforceable against InSeat in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                    (ii)       InSeat has a pre-existing personal or business relationship with the Company and its officers and directors.

                    (iii)      InSeat is an “accredited investor”, as that term is defined in Rule 501 of Regulation D in that the sole shareholder of InSeat is a director and officer of the Company,

                    (iv)      InSeat understands and acknowledges that none of the Shares, the Warrant or the Warrant Shares have been registered with the Securities and Exchange Commission under Section 5 of the Securities Act or registered or qualified with any applicable state or territorial securities regulatory agency in reliance upon one or more exemptions afforded from registration or qualification.

                    (v)       InSeat understands and acknowledges that the Shares, the Warrant and the Warrant Shares are deemed to be “restricted” securities under the Securities Act, and may be re-sold only pursuant to exemptions provided by the Securities Act. InSeat understands and acknowledges that the Company is required to place a legend on each certificate representing the Shares and the Warrant stating that the Shares and the Warrant have not been registered under the Securities Act.

                    (vi)      InSeat understands and acknowledges that: (i) prior to any sale, transfer, assignment, pledge, hypothecation or other disposition of the Shares, the Warrant or the Warrant Shares it must either: (1) furnish the Company with an opinion of counsel, in form and substance reasonably satisfactory to the Company and to its legal counsel, to the effect that such disposition is exempted from the registration and prospectus delivery requirement under the Securities Act and the securities laws of the jurisdiction in which InSeat resides, and legal counsel for the Company shall have concurred in such opinion; or (2) satisfy the Company that a registration statement under the Securities Act covering the resale of the securities proposed to be so disposed of shall then be effective; and that such disposition shall have been appropriately qualified or registered in accordance with the applicable securities laws of the jurisdiction in which InSeat resides.

              4.           Miscellaneous.

       (a)             Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and InSeat.

       (b)             Notices. Any and all notices or other communications or deliveries to be provided by InSeat hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the AuraSound, Inc. at 11839 East Smith Avenue, Santa Fe Springs, California 90670, facsimile number (562) 821-0249, Attn: Chief Executive Officer or such other address or facsimile number as the Company may specify for such purposes by notice to InSeat delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to InSeat Solutions IXC at 11839 East Smith Avenue Santa Fe Springs, California 90670, facsimile number (562) 447-1788, Attn: Chief Executive Officer. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (Pacific time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (Pacific time) on any date and earlier than 11:59 p.m. (Pacific time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

       (c)             Successors and Assigns. This Agreement shallinure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. Neither InSeat nor the Company may assign its rights or obligations hereunder without the prior written consent of the other.

       (d)               Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile or email transmission of a PDF, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile or PDF signature were the original thereof.

       (e)               Severabilitv. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invaiidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

       (f)                Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[SIGNATURES FOLLOW]

          IN WITNESS WHEREOF, the parties have executed this Agreement to Convert Debt as of the date first written above.

SCHEDULE I

Schedule of InSeat Debt

Amount Due InSeat Solutions LLC:

Notes Payable	$	l,264,526
Accrued interest on notes		232,317
Trade accounts payable		460,197

Total		$1,957,040